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                                                                    EXHIBIT 32.2

                          CFO CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

            In connection with the Quarterly Report of Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Glenn P. Sblendorio, Chief Financial Officer of the Company, certify, as of the date hereof, solely for purposes of Title 18, Chapter 63,
Section 1350 of the United States Code, that to the best of my knowledge:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

/s/ Glenn P. Sblendorio
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Glenn P. Sblendorio
Chief Financial Officer
May 16, 2005